UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

001-39144
(Commission File Number)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

(303) 723-1000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	DISH	The Nasdaq Stock Market L.L.C.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by DISH Network Corporation, (“DISH”), on July 26, 2019 and subsequent periodic public filings of DISH, DISH entered into an Asset Purchase Agreement (as amended, the “APA”) with T-Mobile US, Inc. (“TMUS”) and Sprint Corporation (“Sprint” and after the merger of Sprint and TMUS, “NTM”).

On June 17, 2020, DISH and NTM entered into the First Amendment to the APA (the “First Amendment”) in which the parties agreed to: (i) close the transaction in accordance with the APA on July 1, 2020; and (ii) therefore, extend the termination date of the APA to July 1, 2020, such that neither DISH nor NTM can terminate the APA due to the occurrence of the termination date prior to July 2, 2020, in each case subject to the terms and conditions of the APA (including the satisfaction of the conditions to closing of the transaction) and the DOJ Final Judgment (as defined in the APA).

The description of the First Amendment above is not complete and is qualified in its entirety by the actual terms of the First Amendment, a copy of which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 99.1	First Amendment to the Asset Purchase Agreement, dated June 17, 2020, by and between DISH and NTM
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION
Date: June 17, 2020	By:	/s/ Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel